UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              FORM 8-K


                           Current Report
               Pursuant to Section 13 OR 15(d) of the
                   Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  August 31, 2005



                  AMLI RESIDENTIAL PROPERTIES TRUST
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)



         Maryland              1-12784             36-3925916
      ---------------     -----------------    -------------------
      (State or other     (Commission File       (IRS Employer
      jurisdiction of          Number)         Identification No.)
      incorporation)



         125 South Wacker Drive, Suite 3100,
                  Chicago, Illinois                 60606
      ----------------------------------------    ----------
      (Address of principal executive offices)    (Zip Code)



                           (312) 443-1477
        ----------------------------------------------------
        (Registrant's telephone number, including area code)



                                 N/A
    -------------------------------------------------------------
    (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]     Written communications pursuant to Rule 425 under the
           Securities Act (17 CFR 230.425)

  [  ]     Soliciting material pursuant to Rule 14a-12 under the
           Exchange Act (17 CFR 240.14a-12)

  [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
           under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
           under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
           DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      AMLI Residential announced the appointment of Janis M. Felver, 58, to the position of Senior Vice-President, Chief Accounting Officer effective August 31, 2005, and she will function as AMLI's principal accounting officer. She replaces Charles C. Kraft who will continue as Treasurer of AMLI.

      Prior to joining AMLI, Ms. Felver was associated with Monsanto Company in various roles in accounting and financial reporting after the purchase of DEKALB Genetics Corporation by Monsanto in December, 1998. Prior thereto, Ms. Felver was associated with DEKALB Genetics Corporation from June 1982 and last served as Vice-President, Chief Accounting Officer from October, 1997. Ms. Felver received a B.S. in Mathematics in 1969 and an Executive M.B.A. in 1988 from Northern Illinois University. She is on the NIU Foundation Board and serves as a member of its Audit Committee.





















































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


                             SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.



                                 AMLI RESIDENTIAL PROPERTIES TRUST

Dated:  September 2, 2005


                                 By:  /s/ Robert J. Chapman
                                      ------------------------------
                                      Name:  Robert J. Chapman
                                      Title: Chief Financial Officer




















































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